UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	February 20, 2008

(Date of earliest event reported):	February 4, 2008

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ x ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report on Form 8-K/A amends the report on Form 8-K of Loews Corporation originally filed with the Securities and Exchange Commission on February 6, 2008 to check the box for pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Exchange Act of 1934, to change the Item under which the event is reported from 7.01 to 8.01; and to add explanatory language within Item 8.01 regarding the exchange offer described herein.

Item 8.01	Other Events

   On February 4, 2008, Lorillard, Inc. (“Lorillard”), a wholly-owed subsidiary of Loews Corporation (“Loews”), filed a registration statement on Form S-4 (No. 333-149051) (the “Registration Statement”) with the Securities and Exchange Commission registering (a) the distribution of 108,459,891 shares of Lorillard common stock by Loews to holders of Carolina Group stock, a class of common stock of Loews, in redemption of all outstanding shares of Carolina Group stock, and (b) the offer and exchange by Loews of up to 65,445,000 shares of Lorillard common stock in exchange for outstanding shares of Loews common stock pursuant to an exchange offer to holders of Loews common stock. The Registration Statement is not incorporated by reference into this report.

    This report is neither an offer to purchase nor a solicitation of an offer to sell securities. The exchange offer for the outstanding shares of common stock of Loews Corporation described in this Current Report has not commenced. At the time the contemplated exchange offer commences, Loews Corporation will file an exchange offer statement on Schedule TO with the Securities and Exchange Commission.  Investors and stockholders of Loews Corporation are strongly advised to read the exchange offer statement (including the offer to purchase, letter of transmittal and other offer documents) because they will contain important information. When available, the offer to purchase, the related letter of transmittal and certain other offer documents will be made available to all stockholders of Loews Corporation at no expense to them. These documents will also be available at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: February 20, 2008	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President,
General Counsel and
Secretary